Exhibit 10.2

NEITHER THIS NOTE NOR ANY OF THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  BY ACQUIRING THIS NOTE, THE HOLDER AGREES TO NOT SELL OR OTHERWISE DISPOSE OF THIS NOTE OR ANY SECURITIES INTO WHICH IT MAY BE CONVERTED WITHOUT REGISTRATION OR THE APPLICABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE AFORESAID ACTS AND THE RULES AND REGULATIONS THEREUNDER.

UNSECURED CONVERTIBLE PROMISSORY NOTE

$[●]	[●], 2014

For Value Received, Wireless Ronin Technologies, Inc., a Minnesota corporation (“Maker”), hereby promises to pay to the order of [●], or its successors, heirs or assigns (“Holder”), in lawful money of the United States of America, the principal sum of $[●], together with interest on the outstanding principal amount under this Unsecured Convertible Promissory Note (this “Note”) outstanding from time to time.

1.           Purpose.  This Note is one of a series of 10% Unsecured Convertible Promissory Notes (collectively, the “Notes”) made and delivered by Maker pursuant to the terms of that certain Securities Purchase Agreement (the “Purchase Agreement”) dated as of [●], 2014 (the “Original Issue Date”), by and among Maker and the purchasers of the Notes thereunder (collectively, the “Holders”).  All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.           Interest.  Interest on the principal amount of this Note shall accrue from the date hereof until payment in full of all amounts payable hereunder at an annual rate equal to ten percent (10%) (the “Interest Rate”), and be payable upon the earlier of the Maturity Date, as defined below, or conversion or repayment pursuant to Section 5.  Interest shall be calculated on the basis of a 365-day year, based on the actual number of days elapsed.

3.           Maturity Date.  Unless converted by Holder pursuant to the terms of Section 5, the principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on [●], 2015 (“Maturity Date”).  [Insert: 18 months from Original Issue Date]

4.           Prepayment.  On or after three months after the Original Issue Date, Maker may prepay all or any portion of the outstanding principal balance or accrued but unpaid interest hereunder without premium or penalty.

5.           Conversion; Repayment.

5.1           Optional Conversion.  The unpaid principal amount of this Note or any accrued but unpaid interest thereon may at any time be converted, in whole or in part from time to time, at the option of the Holder, into shares of the common stock, $0.01 par value of Wireless Ronin Technologies, Inc. (the “Common Stock”) at a conversion price of $0.65 per share (the “Conversion Price”), subject to adjustment pursuant to Sections 5.3 and 5.5, if and as applicable.

5.2           Conversion Procedure.  Upon conversion of this Note into shares of Common Stock pursuant to Section 5.1, Holder shall surrender this Note to Maker accompanied by an executed conversion notice, the form of which is attached hereto as Exhibit A (the “Conversion Notice”).  The Conversion Notice shall state the name or names (with address(es)) in which the certificate or certificates for shares of Common Stock issuable upon such conversion (the “Conversion Shares”) shall be issued, and the amount of principal and accrued interest to be converted.  As soon as practicable after the receipt of such Conversion Notice and the surrender of this Note, Maker shall (a) issue and deliver to the Holder one or more certificates for the Conversion Shares, (b) provide for any fractional shares as provided in Section 5.4, and (c) if such conversion is of less than the entire balance of principal and accrued and unpaid interest hereunder, issue and deliver to Holder a replacement Note in substantially the form of this Note, in the amount of the balance not converted.  Such conversion shall be deemed to have been effected as of the earliest date (the “Conversion Date”) upon which both (i) the Conversion Notice shall have been received by Maker and (ii) this Note shall have been surrendered as aforesaid.  Upon the Conversion Date, the Holder’s rights under this Note shall cease (to the extent this Note is so converted) and the person or persons in whose name or names any certificates for the Conversion Shares shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of such Conversion Shares.

5.3           Equitable Adjustment.  If Maker, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue shares of capital stock by reclassification or conversion of shares of the Common Stock or any class of preferred stock, then the Conversion Price shall be equitably adjusted based upon the proportionate increase of outstanding shares resulting from such action (e.g., if shares of capital stock increase by 2.0%, the Conversion Price shall be decreased by the same percentage).  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend, distribution or actual conversion and shall become effective immediately after the effective date in the case of a subdivision, conversion, combination or re-classification.

5.4           Fractional Shares.  No fractional shares of Common Stock shall be issuable upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion.

5.5           Mandatory Conversion; Full Ratchet Adjustment.

(a)           The unpaid principal amount of this Note and any accrued but unpaid interest will be mandatorily and automatically converted upon Maker sending a written notice of conversion, together with an accounting of such conversion, to Holder within ten days of any the following events:  (i) on or after 12 months after the Original Issuance Date, the average price of the Common Stock on any exchange or trading platform is equal to or greater than $1.50 for at least 20 consecutive trading days; or (ii) Maker consummates any Change in Control Transaction, as defined below.  In the event that Maker consummates a Change in Control Transaction, the Conversion Price shall be adjusted pursuant to paragraph (d) below.

(b)           For purposes of this Note, a “Change in Control Transaction” will mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:  (i) any Exchange Act Person, as defined below, becomes the owner, directly or indirectly, of securities of Maker representing more than 50% of the combined voting power of Maker’s then-outstanding securities by virtue of a merger, consolidation or similar transaction; or (ii) there is consummated a merger, consolidation or similar transaction involving Maker (specifically including any triangular merger or consolidation) and, immediately after the consummation of such transaction, the shareholders of Maker immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control Transaction will not be deemed to occur (1) on account of the acquisition of securities of Maker by an investor, any affiliate thereof or any other Exchange Act Person acquiring Maker’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing through the issuance of equity securities, or (2) solely because or to the extent that the level of ownership held by any Exchange Act Person exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by Maker, thereby reducing the number of shares outstanding.

(c)           For purposes of this Note, “Exchange Act Person” shall mean any Person, as defined in Section 5.6 below, plus any individual natural person or “group” within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934; provided, however, that “Exchange Act Person” will not include:  (i) Maker or any subsidiary of Maker; (ii) any employee benefit plan of Maker or any subsidiary of Maker or any trustee or other fiduciary holding securities under an employee-benefit plan of Maker or any subsidiary of Maker; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) any Person owned, directly or indirectly, by the shareholders of Maker in substantially the same proportions as their ownership of capital stock of Maker; or (v) any Person, individual natural person or “group” that, as of the Original Issue Date, is the owner, directly or indirectly, of securities of Maker representing more than 50% of the combined voting power of Maker’s then-outstanding securities.

(d)           Upon the consummation of the first—and only the first—Change in Control Transaction (excluding for this purpose any Change in Control Transaction deemed to have arisen by virtue of the pending merger transaction between Maker and Broadcast International, Inc.), the Conversion Price shall be adjusted (downward but not upward) to match the lowest price at which Maker shall have sold any Common Stock in connection with such Change in Control Transaction (including for this purpose the price at which Common Stock may be acquired upon the conversion of any convertible equity or equity-linked securities that are sold in connection with such Change in Control Transaction); provided, however, that the issuance by Maker, to any employees, directors or consultants of Maker, of any options or warrants to purchase Common Stock shall not in any event result in an adjustment of the Conversion Price pursuant to this paragraph.

5.6           Fundamental Transactions.  If, at any time while the Notes are outstanding, (i) Maker effects, directly or indirectly in one or more related transactions, any merger or consolidation of Maker with or into another corporation, partnership, incorporated entity, unincorporated entity or association, or trust (“Person”), (ii) Maker effects, directly or indirectly in one or more related transactions, any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by Maker or any third party) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and the holders of 50% or more of the outstanding shares of Common Stock have accepted such offer, (iv) Maker effects, directly or indirectly in one or more related transactions, any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) Maker consummates, directly or indirectly in one or more related transactions, a business combination (including without limitation a reorganization, recapitalization, spin-off) with another Person or Persons whereby such other Person or Persons acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such business combination) (each, a “Fundamental Transaction”), then at Holder’s option, the principal and accrued but unpaid interest of this Note shall be due and immediately payable upon closing of the Fundamental Transaction (or in the case of a Fundamental Transaction with multiple closings, the initial closing).  Notwithstanding anything in this Section 5.6 to the contrary, in the event of a Change in Control Transaction, all amounts owing under this Note shall be converted pursuant the provisions of Section 5.5.

6.           Priority.  Maker represents, warrants, covenants and agrees that the Notes are senior to or pari passu in right of payment with any existing indebtedness of Maker as of the issuance date of the Notes; provided, however, that the Notes are subordinate to Maker’s existing indebtedness to Silicon Valley Bank pursuant to that certain Loan and Security Agreement dated March 18, 2010, as amended from time to time (including any refinancings and substitutions thereof).

7.           Defaults.

7.1           Events of Default.  The occurrence of any one or more of the following events shall constitute an event of default hereunder (“Event of Default”):

(a)           Maker fails to make any payment of principal, interest or both when due under this Note, which failure continues for a period of five days;

(b)           Maker fails to observe and perform any other covenant or agreement on the Maker’s part to be observed or performed under this Note, which failure continues for a period of ten days after notice of such failure has been delivered to Maker;

(c)           Maker fails to observe and perform any of the covenants or agreements on their part to be observed or performed under the Purchase Agreement or any other Transaction Document and such failure shall continue for more than ten days after notice of such failure has been delivered to Maker;

(d)           any representation or warranty made by Maker in the Purchase Agreement or any other Transaction Document is untrue in any material respect as of the date of such representation or warranty;

(e)           Maker defaults beyond any period of grace provided with respect thereto in the payment of principal of or interest on any obligation (other than the Notes) in respect of borrowed money;

(f)           Maker admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy or a petition to take advantage of any insolvency act, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, on a petition in bankruptcy filed against it be adjudicated a bankrupt, or files a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof;

(g)           a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Maker, a receiver of Maker or of the whole or any substantial part of its property, or approving a petition filed against Maker seeking reorganization or arrangement of the Maker under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof;

(h)           any court of competent jurisdiction assumes custody or control of Maker or of the whole or any substantial part of its property under the provisions of any other law for the relief or aid of debtors, and such custody or control is not be terminated or stayed within 60 days from the date of assumption of such custody or control; or

(i)           final judgment for the payment of money in excess of $100,000 is rendered by a court of record against Maker and Maker does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereon within 60 days from the date of entry thereof and within said period of 60 days, or such longer period, during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

7.2           Notice by Maker.  Maker shall notify Holder in writing as soon as practicable under the circumstances but in any event within three days after the occurrence of any Event of Default of which Maker acquires knowledge.

7.3           Remedies.  Upon the occurrence of any Event of Default, the entire unpaid principal balance hereunder plus all interest accrued and unpaid thereon and all other sums due and payable to Holder under this Note shall, at the option of Holder, become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, all of which are hereby expressly waived by Maker.  To the extent permitted by law, Maker waives the right to and stay of execution and the benefit of all exemption laws now or hereafter in effect.  In addition to the foregoing, upon the occurrence of any Event of Default, Holder may forthwith exercise singly, concurrently, successively or otherwise any and all rights and remedies available to Holder at law, equity or otherwise.

7.4           Remedies Cumulative, etc.

(a)           No right or remedy conferred upon or reserved to Holder under this Note, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Holder, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.  No act of Holder shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of Holder shall be separate, distinct and cumulative and none shall be given effect to the exclusion of any other.

(b)           Maker waives personal service of process and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served if served by registered or certified mail and electronic mail to the attention of Maker in accordance with the notice provisions set forth in the Purchase Agreement and Maker expressly waives any and all defenses to an exercise of personal jurisdiction by any such court.

7.5           Costs and Expenses.  Maker will pay upon demand all reasonable costs and expenses of Holder, including reasonable attorneys’ fees, incurred by Holder in enforcing its rights and remedies hereunder.  If Holder brings suit (or files any claim in any bankruptcy, reorganization, insolvency or other proceeding) to enforce any of its rights hereunder and shall be entitled to judgment (or other recovery) in such action (or other proceeding), then Holder may recover, in addition to all other amounts payable hereunder, its reasonable expenses in connection therewith, including reasonable attorneys’ fees, and the amount of such expenses shall be included in such judgment (or other form of award).

8.           Exchange or Replacement of Note.

8.1           Exchange.  At its option, Holder may in person or by duly authorized attorney surrender this Note for exchange at the office of Maker, and at the expense of Maker receive in exchange therefor a new Note in the same aggregate principal amount as the aggregate unpaid principal amount of the Note so surrendered and bearing interest at the same annual rate as the Note so surrendered, each such new Note to be dated as of the Original Issue Date and to be in such principal amount and payable to such person or persons, or order, as such holder may designate in writing.

8.2           Replacement.  Upon receipt by Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, Maker will make and deliver a new Note of like tenor in lieu of this Note.

9.           General Provisions.

9.1           Amendments, Waivers and Consents.  This Note may be amended, modified or supplemented, and waiver or consents to departures from the provisions of the Note may be given, if Maker and one or more Holders comprising the Majority Purchasers consent to the amendment, modification, waiver or consent.

9.2           Severability.  In the event that for any reason one or more of the provisions of this Note or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible.  In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9.3           Assignment; Binding Effect.  Maker may not assign this Note without the prior written consent of Holder.  Any attempted assignment in violation of this Section shall be null and void.  Subject to the foregoing, this Note inures to the benefit of Holder, its successors and assigns, and binds each of the Maker, and its successors and permitted assigns, and the words “Holder” and “Maker” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

9.4           Notice.  All notices required to be given to any of the parties hereunder shall be given as set forth in the Purchase Agreement.

9.5           Governing Law.  This Note will be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles.

9.6           Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH MAKER AND HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.7           Section Headings, Construction.  The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified.  All words used in this Note will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

In Witness Whereof, Maker has executed and delivered this Note as of the date first stated above.

WIRELESS RONIN TECHNOLOGIES, INC.

Scott Koller
President & Chief Executive Officer

EXHIBIT A

WIRELESS RONIN TECHNOLOGIES, INC.
UNSECURED CONVERTIBLE PROMISSORY NOTE

CONVERSION NOTICE

To Whom It May Concern:

The undersigned holder of this Note hereby exercises the option to convert this Note, plus accrued and unpaid interest, in whole or in part as set forth below, into shares of Common Stock of Wireless Ronin Technologies, Inc., a Minnesota corporation, in accordance with the terms of the Unsecured Convertible Promissory Note, dated ______________, 2014, and directs that the shares issuable and deliverable upon the conversion be issued in the name of and delivered to the undersigned unless a different name has been indicated below.  If this conversion involves fractional shares, please issue the related check to the same person entitled to receive the shares.

Dated:

Amount of principal to be converted: $

Amount of accrued but unpaid interest to be converted: $

If shares are to be issued otherwise than to owner, please provide the Tax Identification Number of Transferee:

___________________________________
Signature of Holder

(If applicable, please print name and address of transferee (including zip code))

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